                                                                   EXHIBIT 10.10

                      REVOLVING CREDIT PROGRAM AGREEMENT


     This Program Agreement ("Agreement") is made as of the 23/rd/ day of January, 1998, by and between GREEN TREE FINANCIAL CORPORATION, a Delaware corporation, its successors and assigns ("Green Tree"), with its executive offices at 1100 Landmark Towers, 345 Saint Peter Street, St. Paul, Minnesota 55102, and U.S. REMODELERS, INC. ("U.S. Remodelers"), with its executive offices at 13740 Midway Road, Suite 800, Dallas, Texas 75244.

     WHEREAS, U.S. Remodelers sells various goods and services to customers and desires to have Green Tree provide revolving credit financing to its qualified customers, and

     WHEREAS, Green Tree is willing to provide revolving credit financing (including the issuance of Credit Cards) to qualified U.S. Remodelers customers as set forth herein during the term of this Agreement,

     NOW THEREFORE, in consideration of the terms and conditions stated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Green Tree and U.S. Remodelers agree as follows:

SECTION 1. DEFINITIONS
----------------------

     The following words shall have the following meanings when used in this
Agreement:

     "Account" means all of the accounts, receivables and contract rights created between an Accountholder and Green Tree pursuant to the Program.

     "Accountholder" means any person to whom Green Tree has extended credit under the Program.

     "Authorization" means permission from Green Tree to make a sale of services, products, or goods to a cardholder pursuant to the agreement that is charged to an Account.

     "Chargeback" means the refusal of Green Tree to pay U.S. Remodelers or a Dealer for a sales slip or payment by U.S. Remodelers or a Dealer to Green Tree for a sales slip for which U.S. Remodelers or a Dealer was previously paid.

     "Credit Agreement" means the open-end revolving credit agreement between Green Tree and each Accountholder, together with any modifications or amendments which may be made to such agreement.

     "Credit Card" means a plastic card issued and owned by Green Tree under the Program that may be used exclusively for the purchase of Products from U.S. Remodelers or a Dealer.

     "Dealer" means an independent enterprise and independent entrepreneur which has been expressly authorized by U.S. Remodelers to sell Products to consumers in retail transactions.

     "Dealer Agreement" means the Green Tree Dealer Agreement between a Dealer and Green Tree substantially in the form of Exhibit A attached hereto.

     "Default" means any Event of Default or the occurrence of any event which would be an Event of Default with the giving of notice or lapse of any applicable grace period.

     "Event of Default" has the meaning given in Section 7.01.

     "Program Documents" has the meaning given in Section 3.01.

     "Products" means all products and services which may be purchased by an Accountholder from U.S. Remodelers or a Dealer.

     "Presentment Warranty" means each of the warranties set forth in this Agreement made by U.S. Remodelers each time a Purchase is presented to Green Tree for approval and settlement.

     "Program" means the program established by Green Tree on the terms and conditions outlined in this Agreement pursuant to which Green Tree will offer to qualified U.S. Remodelers customers the revolving credit facility described in
Section 2.02 hereof. The term includes the extension of credit by Green Tree, billings, collections, accounting between Green Tree and U.S. Remodelers, and all aspects of the customized revolving credit plan contemplated herein.

     "Purchase" means a purchase of Products from U.S. Remodelers or a Dealer for which Green Tree has extended credit to an Accountholder.

     "Secured Credit Card" means a Credit Card which is secured by a mortgage or deed of trust on the Accountholders' primary residence, where allowed by law, granted by the Accountholders and any other persons required by state law to perfect a valid security instrument, in favor of Green Tree.

     "Shared Risk Reserve Pool" means a reserve pool of discount fees which (i) is owned by U.S. Remodelers; (ii) is managed and held by Green Tree; and (iii) may be used by Green Tree to pay for any losses or collection costs experienced by Green Tree in connection with Accounts held by Accountholders who fall within a mutually agreed upon score band that will keep the reserve pool solvent. Any proceeds in the Shared Risk Reserve Pool after the Program is terminated shall be forwarded to U.S. Remodelers by Green Tree upon either (i) the Accounts covered by the Shared Risk Reserve Pool are liquidated or (ii) the Accounts covered by the Shared Risk Reserve Pool are sold by Green Tree.

     "Unsecured Credit Card" means a Credit Card which is not secured by a mortgage or deed of trust on the Accountholders' primary residence.

     "Vision 21 System" means Green Tree's data and application processing system.

SECTION 2. ESTABLISHMENT OF PROGRAM
-----------------------------------

     Section 2.01 Commencement of Program.  The Program shall commence at such
     ------------------------------------
date and time as is mutually agreed to by Green Tree and U.S. Remodelers.

     Section 2.02 Revolving Credit Facility.  Under the Program, Green Tree
     --------------------------------------
agrees to offer qualified U.S. Remodelers and Dealer customers a revolving line of credit that will include (i) a Credit Card that may be used exclusively for Purchases, and (ii) a cash advance feature that will enable Accountholders to obtain cash advances from Green Tree by requesting a specific cash advance utilizing personalized convenience checks furnished by Green Tree.

     Section 2.03 Credit Terms.
     -------------------------

     (a) Unsecured Credit Card Terms. (i) Green Tree shall establish all of the
         ---------------------------
terms and conditions of an Unsecured Credit Card, the Credit Agreement and the terms and conditions under which credit is extended to Accountholders, including without limitation the interest rate and fees and charges applicable to Purchases. Green Tree intends initially to establish a variable rate of interest which will yield a minimum annual percentage rate on all Accounts equal to Prime Rate plus 8.49% for all Purchases. Green Tree may from time to time in its sole discretion modify such terms and conditions to the extent it deems necessary. (ii) Green Tree agrees to offer special credit promotions on Purchases in accordance with the term and conditions as may be mutually agreed to by the parties. (iii) Green Tree's financing of the Purchases is amortized over the life of the Account at a payment factor of 2.0%, with a minimum payment amount of $50.00.

     (b) Secured Credit Card Option.  Green Tree may offer a Secured Credit Card
         --------------------------
option under the Program. The following terms will govern the Secured Credit Card option, the terms are subject to change by Green Tree: (i) Green Tree shall establish an interest rate for Purchases that will vary by the Customer's credit score and credit limit; (ii) Green Tree will charge an Origination Fee of $100.00 or if applicable the highest amount allowed by state law whichever is less, to the customer, (iii) Green Tree's financing of the Purchases shall be amortized over the life of the Account with the payment factor of 2.5%. Except as modified in this section the Secured Credit Card option will be subject to all other terms of the Agreement. Green Tree and U.S. Remodelers shall mutually agree on the commencement date of the Secured Credit Card option.

     Section 2.04 U.S. Remodelers and Dealers to Honor Credit Card.  U.S.
     -------------------------------------------------------------
Remodelers and Dealers hereby agrees to participate in the program and to honor the Credit Card for Purchases. U.S. Remodelers and Dealers shall honor the Credit Card only in accordance with the procedures outlined in Section 4 hereof, as the same may be amended from time to time in accordance with the terms of
Section 4.01.

     Section 2.05 Green Tree to Extend Credit.  Subject to (i) the terms of this
     ----------------------------------------
Agreement, (ii) the credit limits applicable to each Account, and (iii) the terms and conditions in the Credit Agreement, Green Tree shall extend credit to Accountholders in accordance with Section 4.

     Section 2.06 Confidential Information.  Each party agrees that any
     -------------------------------------
information concerning the content and/or conduct of any aspect of the other party's business divulged as a result of this Agreement, including but not limited to marketing techniques and methods of operation, are and shall be treated as confidential knowledge, unique and proprietary information, and trade or business secrets. Each party warrants and guarantees to hold in strict confidence any and all confidential knowledge, proprietary information, trade or business secrets or any other knowledge or information, other than that which is public knowledge or otherwise known to the party, of or relating to the other party's business, which may come to its knowledge during the term of this Agreement, and agrees that it will not, except as authorized or directed by the other party in writing, disclose to others, use for its own benefit, copy or make notes of such confidential knowledge, own business, access to confidential information furnished under this Agreement to those of its employees, agents or subcontractors who reasonably require the same to carry out the purposes of this Agreement shall ensure the confidentiality of said information.

     Section 2.07. U.S. Remodelers' and Dealer Customer List.  The names of U.S.
     -------------------------------------------------------
Remodelers and Dealer customers who make application to become Accountholders and credit and other information relating to them does not constitute "Confidential Information."

     Section 2.08. U.S. Remodelers Commitment.  U.S. Remodelers agrees that U.S.
     ----------------------------------------
Remodelers and its Dealers shall give Green Tree the right of first refusal for all financed business generated by U.S. Remodelers and its Dealers. U.S. Remodelers promises and commits to Green Tree that the Purchases made under the Program shall be as follows: (i) there will be at least $20 million in Purchases made during months 1 through 15 under the Program; (ii) there will be at least an additional $22 million in Purchases made during months 15 through 27; (iii) there will be at least an additional $25 million in Purchases made during months 28 through 39 under the Program: (iv) there will be at least an additional $27 million in Purchases made during months 40 through 51 under the Program; and (v) there will be at least an additional $30 million in Purchases made during months 52 through 63 under the Program.

     Section 2.09.  Fees.  Discounts and Charges
     -------------------------------------------

     (a) U.S. REMODELERS ACTIVATION FEE:  U.S. Remodelers agrees to reimburse
         ------------------------------
Green Tree for 50% of all Program Document, system set-up and all other activation expenses incurred by Green Tree in the activation of the Program if the total Purchases generated in the first twelve months under the Program is less than $20 million on a pro rata basis.

     (b) PROMOTIONAL CASH DISCOUNT FEE:  For promotional financing options
         -----------------------------
offered under the Program, U.S. Remodelers shall pay Green Tree the following discount fees:

          i. 90 days same as cash without payments, a Discount Fee equal to 3.00% of the Purchase.
          ii. 180 days same as cash without payments, a Discount Fee equal to 6.00% of the Purchase.
          iii. 90 days deferred payment with interest accruing, a Discount Fee equal to 0.00% of the Purchase.
          iv. 180 days deferred payment with interest accruing, a Discount Fee equal to 1.00% of the Purchase.

     For a Purchase to qualify under a promotional financing option, the Purchase must be at least $250.00. Purchases made under the promotional financing shall not exceed 20% of total Purchases under the Program. Green Tree reserves the right to change the discount fees if U.S. Remodelers exceeds this limit.

     Discount fees on the promotional financing options can also be adjusted upward or downward as the case may be following the first anniversary of the Program commencement date and on an annual basis thereafter. Any adjustments will be based on the one year Treasury Bill rate. For each ten basis point increase in the Treasury Bill rate, the discount fee on 90 days promotional financing options will be increased by three basis points and the discount fee on 180 days promotional financing options will be increased by five basis points. Decreases to the one year Treasury Bill rate will have the opposite effect.

     (c) SHARED RISK RESERVE DISCOUNT:  U.S. Remodelers will pay Green Tree a
         -----------------------------
discount fee equal to 7% of each Purchase made by Accountholders who fall into a mutually agreed upon credit score band for the Unsecured Credit Card program. The discount fees for this section shall be maintained in the Shared Risk Reserve Pool.

     (d) CONVENIENCE USAGE CHARGE:  None.
         -------------------------

     (e) RETURNED MERCHANDISE CHARGE:  None.
         ----------------------------

     (f) FORMS FEE:  Forms will be supplied and its associated expense will be
         ----------
paid by Green Tree.

     (g)  CHARGEBACK FEE:  None.
          --------------

     (h) U.S. REMODELERS INSERT FEE:  Green Tree will not charge U.S. Remodelers
         --------------------------
any fees for billing statement inserts requested and provided by U.S. Remodelers, unless the insert increases the postage paid by Green Tree for the billing statement. In which case, U.S. Remodelers shall pay Green Tree the increased postage.

     (i) U.S. REMODELERS PARTICIPATION FEES: On a monthly basis, Green Tree will
         -----------------------------------
pay U.S. Remodelers a participation fee based on the total Unsecured Credit Card Purchases generated during the month as follows, if the volume commitments of
Section 2.08 are met:

     Total Unsecured Purchases Under the Program        Participation Fee
     -------------------------------------------        -----------------
     During the First Fifteen Months of the Program
     ----------------------------------------------
          $0-less than $35 million                            1.5%
          $35-less than $50 million                          1.75%
          $50 million or greater                              2.0%

     Total Unsecured Purchases Under the Program        Participation Fee
     -------------------------------------------        -----------------
     During the Each Subsequent 12 Month Period
     ------------------------------------------
          $0-less than $35 million                            1.5%
          $35-less than $50 million                          1.75%
          $50 million or greater                              2.0%

     (1) Retroactive recapture of the participation fee.  The parties agree that
         ----------------------------------------------
once the total Purchases are greater than $35 million, then the previous Unsecured Credit Card Purchases shall be subject to the 1.75 % participation fee and Green Tree shall forward the additional .25% to U.S. Remodelers within 30 days of the date when Unsecured Credit Card Purchases exceed $35 million. The parties agree that once the total Unsecured Credit Card Purchases are greater than $50 million, then the previous Unsecured Credit Card Purchases shall be subject to the 2.0% participation fee and Green Tree shall forward the additional .25% to U.S. Remodelers within 30 days of the date when Unsecured Credit Card Purchases exceed $50 million. However, the provisions of this paragraph shall not apply to any Purchases after the sixtieth month of the Program.

          (2) Examples.  The following example illustrates the participation fee
              --------
calculation for one month under the Program: (i) total Unsecured Credit Card Purchases under the Program as of March 31 are $20 million; (ii) Unsecured Credit Card Purchases made during the month of April are $20 million; (iii) the participation payment for the month of April would be $400,000, which is the sum of (x) the product of $20 million multiplied by 0.25% ($100 million x 0.25% = $50,000); plus (y) the product of $20 million multiplied by 1.75% ($20 million x 1.75% = $150,000).

The following example illustrates the participation fee calculation for the following month: (i) total Unsecured Credit Card Purchases under the Program as of April 30 are $40 million; (ii) Unsecured Credit Card Purchases made during the month of May are $5 million: (iii) the participation payment for the month of May would be $87,500, which is the product of $5 million multiplied by 1.75%.

The following example illustrates the participation fee calculation for the first month on the sixteenth month of the Program: (i) total Unsecured Credit Card Purchases under the Program at the end of the fifteenth month of the Program are $75 million; (ii) Unsecured Credit Card Purchases made during the sixteenth month of the Program are $10 million: (iii) the participation payment for the sixteenth month would be $150,000.00. which is the product of $10 million multiplied by 1.5%.

     Section 2.10. Guaranty of Dealer Obligations.  Subject to the terms of
     --------------------------------------------
Section 4.06, U.S. Remodelers shall be liable to Green Tree in the case of a payment breach of the Dealer Agreement by any Dealer. Furthermore, U.S. Remodelers shall pay Green Tree for any and all losses, as defined in Section 5.01, experienced by Green Tree as a result of any breach of any Dealer Agreement by any Dealer. U.S. Remodelers does not guaranty the debts of any Accountholder. U.S. Remodelers hereby now and forever waives all defenses available to any Dealer and/or given to sureties or Guarantors at law or in equity.

     Green Tree shall provide notice to U.S. Remodelers within 5 business days after Green Tree has determined that a breach of the Dealer Agreement has occurred. Further, Green Tree shall provide reasonable access to information and assist U.S. Remodelers in pursuit of claims against any defaulting Dealer. No compromise or settlement shall be negotiated without the prior written approval from U.S. Remodelers.

     SECTION 3. ADMINISTRATION OF PROGRAM
     ------------------------------------

     Section 3.01 Preparation of Documents.  Green Tree and U.S. Remodelers
     -------------------------------------
shall cooperate and assist each other in the preparation of all documents to be used in connection with the Program. Green Tree shall provide U.S. Remodelers with the form and content of credit applications, Credit Agreements, Credit Cards, and other forms used in connection with the Program (hereinafter referred to as "Program Documents"). All Program Documents shall clearly disclose that Green Tree is the creditor. U.S. Remodelers shall not use any Program Document unless Green Tree has expressly approved its form and content. U.S. Remodelers shall not refer to Green Tree, except in approved Program Documents.

     Section 3.02 Credit Decisions.  Green Tree, in its sole discretion, shall
     -----------------------------
determine the creditworthiness of individual applicants under the Program and the range of credit limits to be made available to individual Accountholders. Green Tree shall make commercially reasonable efforts to approve creditworthy customers. Green Tree may suspend or terminate the credit privileges of any Accountholder at any time.

     Section 3.03 Ownership of Accounts.  Green Tree shall be the sole and
     ----------------------------------
exclusive owner of all Accounts, Credit Cards, Credit Agreements, Accountholder data (including Accountholder lists), sales slips, credit slips and receipts or evidences of payment or Purchases by Accountholders and other Program Documents, and shall be entitled to receive all payments made by Accountholders on Accounts, and U.S. Remodelers acknowledges and agrees that it has no right, title or interest in the Accounts, Credit Cards, Credit Agreements, Accountholder data, sales slips, credit slips, receipts or evidence of payments or Purchases by Accountholders and other Program Documents and has no right to any pavements made by Accountholder on Accounts. Green Tree shall be identified to Accountholders as the creditor for all purposes.

     Section 3.04 Periodic Statements.  Green Tree shall be responsible for
     --------------------------------
mailing monthly periodic statements to Accountholders and collecting all amounts due on the Accounts. U.S. Remodelers shall not have any responsibilities regarding billing or collections on Accounts and, except as otherwise provided herein, shall not be responsible for uncollectible Accounts. U.S. Remodelers authorizes and empowers Green Tree to sign and endorse U.S. Remodeler's name on all checks, drafts, money orders, or other forms of payment with regard to the Accounts.

     Section 3.05 Enhancements.  Green Tree and its affiliates may from time to
     -------------------------
time make other products and services available to Accountholders that enhance the features of the Program or the Accounts, including without limitation, credit insurance, a credit card protection plan, legal services, auto clubs and extended warranties. With respect to credit insurance, U.S. Remodelers, when instructed by Green Tree, will offer credit insurance as a customer option in connection with each Account. Optional credit insurance enrollment forms will be provided by Green Tree.

     Section 3.06 Promotions.  U.S. Remodelers and Green Tree may from time to
     -----------------------
time, upon mutual agreement, develop marketing programs pursuant to which Green Tree will offer revolving lines of credit to U.S. Remodelers customers. The mutually agreed upon marketing programs will be reduced to written agreements which shall be signed by U.S. Remodelers and Green Tree.

     Section 3.07 Marketing.  U.S. Remodelers may not, in any advertisement or
     ----------------------
promotion of its products or services, advertise the availability of financing through Green Tree without the prior written approval of Green Tree.

SECTION 4. OPERATING PROCEDURES
-------------------------------

     Section 4.01 General.  Green Tree and U.S. Remodelers shall follow the
     --------------------
operating procedures outlined in this Section 4 for Accounts generated under the Program. Green Tree may amend or supplement such operating procedures from time to time in its sole discretion to the extent it deems necessary or desirable to comply with applicable law.

     Section 4.02 Solicitation of Accounts.  The following procedures shall be
     -------------------------------------
followed for the solicitation of Accounts and the processing of credit applications:

     (a) In connection with the sale of Products, U.S. Remodelers and Dealers may take credit applications on behalf of Green Tree using the credit application and disclosure forms provided by Green Tree.

     (b) U.S. Remodelers or Dealer shall forward promptly to Green Tree, by mail, telephone, facsimile transmission, or electronically via the Vision 21 System, credit applications completed by customers.

     (c) All credit applications will be reviewed by Green Tree for approval and establishment of the applicable credit limit. Green Tree will communicate credit approvals and denials to both the customer and U.S. Remodelers or Dealer.

     Section 4.03 New Account Fulfillment.  Green Tree shall be solely
     ------------------------------------
responsible for Account fulfillment, including the mailing of Accountholder welcome letters, Credit Cards, Credit Agreements and convenience checks.

     Section 4.04 Procedures for Purchases and Credits.
     -------------------------------------------------

     (a) U.S. Remodelers or Dealer shall complete a sales slip for each Purchase and imprint or write the Accountholders name and Account number on the sales slip.

     (b) U.S. Remodelers or Dealer shall obtain the Accountholder's signature on the sales slip once all of the Purchase information is complete. If the Accountholder does not have his/her Credit Card, the signature on the sales slip must be reasonably similar to the signature on one form of identification, one with a photograph, provided by the Accountholder. A valid drivers license, military or state identification is required as identification. U.S. Remodelers warrants the identity of the Accountholder in all cases.

     (c) U.S. Remodelers or Dealer shall obtain prior authorization for all Purchases and record the authorization code on the sales slip. Authorization may be obtained electronically through the Vision 21 System or by contacting Green Tree at a designated telephone number established for the purpose of issuing authorization under the Program.

     Section 4.05 Settlement Procedures.
     ----------------------------------

     (a) All sales data will be transmitted by U.S. Remodelers to Green Tree through daily reports ("Daily Reports"). Daily Reports shall include the following: (i) the account number, authorization number, amount and date of each Purchase, (ii) the account number, amount and date for each credit slip issued with respect to the Accounts, and (iii) such other information that Green Tree may request.

     (b) The receipt of the following supporting documents shall be a condition to Green Tree's obligation to fund the Purchases:
     (i)   customer's original credit application;
     (ii)  original completed sales slip including:
           .    notice of right to cancel
           .    notice of cancellation
     (iii) the original home equity line of credit agreement and mortgage/deed of trust (collectively referred to as "Note"), in the case of Secured Credit Card Accounts; and
     (iv)  a copy of a completion certificate signed by the Accountholder.

Funding of the Purchases will also be subject to an independent verification by Green Tree of the customers satisfaction with the Products. Purchases where Green Tree has not received the original application or Note are subject to Chargeback under Section 5.

     (c) Green Tree shall pay to U.S. Remodelers the amount of each Purchase for which all of the proper supporting documentation has been provided less any applicable discounts. Green Tree reserves the right to conduct customer satisfaction calls prior to funding all Purchases. Green Tree shall be entitled to set off against amounts due to U.S. Remodelers for Purchases the amount of any credit slips issued for Purchases and any Chargebacks pursuant to Section 5 hereof. Funds due to U.S. Remodelers for Purchases hereunder shall be forwarded to U.S. Remodelers via the Automated Clearing House System no later than the next business day after all of the conditions to funding described herein have been met.

     (d) Subject to the terms of Section 5.03, Green Tree and U.S. Remodelers shall cooperate in resolving any disputes regarding amounts set forth in the Daily Reports or the supporting documentation. Green Tree shall be entitled to withhold payment for the disputed portion of any Daily Report, or for any Purchase for which the supporting documentation, in Green Tree's sole opinion, is incomplete or unsatisfactory.

     Section 4.06 Dispute Resolution Procedures.  U.S. Remodelers shall
     ------------------------------------------
cooperate with Green Tree to promptly resolve any Accountholder Product related dispute. Green Tree will notify U.S. Remodelers via fax upon receipt of the Accountholder dispute. U.S. Remodelers will have forty calendar days to settle or resolve the dispute. Failure to resolve or settle the dispute to the total satisfaction of the Accountholder will result in a Chargeback pursuant to
Section 5 hereof.

     SECTION 5. CHARGEBACK
     ---------------------

     Section 5.01 Chargeback Rights.  Except as modified in Section 5.03, Green
     ------------------------------
Tree shall have the right, at its option, to Chargeback to U.S. Remodelers the amount of any Purchase plus all accrued and unpaid finance charges and other amounts owing to Green Tree if:

     (a) Any Presentment Warranty made by U.S. Remodelers pursuant to Section
6.01 proves to be false or inaccurate in any material respect, after a reasonable investigation by Green Tree;

     (b) The Accountholder asserts any valid claim or defense against Green Tree as, a result of any act or omission of U.S. Remodelers or a Dealer that violates any applicable law, statute, ordinance, rule or regulation, after a reasonable investigation by Green Tree;

     (c) The Accountholder disputes the amount or existence of such Account or the Accountholder refuses to pay (including by exercise of its right under the Fair Credit Billing Act or other similar law to require Green Tree to credit its Account), alleging dissatisfaction with the Products received, a breach of any warranty or representation in connection with the transaction, or an offset or counterclaim against Green Tree based on an act or omission of U.S. Remodelers or a Dealer after a reasonable investigation by Green Tree; or

     (d) U.S. Remodelers or a Dealer did not comply with the operating procedures outlined in Section 4 herein.

     Section 5.02 Limitation of Chargeback Rights.  In its reasonable discretion
     --------------------------------------------
Green Tree may compromise and settle any claim made by any Accountholder if such claim may give Green Tree a right to Chargeback up to the face amount of any sales slip. In the event of any such compromise or settlement, Green Tree shall adjust the Accountholder's Account, and Green Tree's right to Chargeback shall be limited to the actual amount so compromised.

     Section 5.03 Exercise of Chargeback.  If U.S. Remodelers does not agree
     -----------------------------------
with the Accountholder's allegation regarding dissatisfaction with the Products received, then Green Tree and U.S. Remodelers shall select an independent third party to evaluate the Accountholder's dispute regarding the Product. U.S. Remodelers shall pay for the costs associated with the third party evaluation. If Green Tree exercises its right of Chargeback, Green Tree shall have the right to off set the amount of the Chargeback against any amounts due U.S. Remodelers under this Agreement or, if Chargebacks exceed sums due U.S. Remodelers, Green Tree may demand immediate payment from U.S. Remodelers for the full amount of such excess. If any Purchase is charged back, Green Tree shall assign, without recourse, all right to payment for such Purchase to U.S. Remodelers upon the request of U.S. Remodelers.

     SECTION 6. WARRANTIES AND COVENANTS
     -----------------------------------

     Section 6.01 Presentment Warranties.  U.S. Remodelers represents and
     -----------------------------------
warrants to Green Tree with respect to each Account (the following shall be deemed restated, renewed and reaffirmed with respect to each Purchase presented to Green Tree for approval and settlement):

     (a) that the sales slip represents a bona fide sale and was actually executed by the person named therein as Accountholder;

     (b) that the signature on the sales slip appears reasonably similar to the signature of the Accountholder on Credit Card or the signature on other valid identification examined by U.S. Remodelers;

     (c) that the sales slip has not been materially altered;

     (d) that the Accountholder is of local age and competent to open an Account;

     (e) that the Products are accurately described on the sales slip and any Products described therein have been delivered into the possession of the Accountholder and any Products described therein have been fully performed to the Accountholder's satisfaction;

     (f) that the transaction, including prior authorization, was conducted by U.S. Remodelers in accordance with the operating procedures set forth in Section 4 above (as same may be revised from time to time);

     (g) that the account number, name of Accountholder and authorization number have been printed on each sales slip;

     (h) that U.S. Remodelers has not received, directly or indirectly, and will refuse to accept, any reimbursement, payment or trade-in for the charges listed on such sales slip (other than from Green Tree) and has not and will not, either directly or indirectly, take or grant any right or security interest in any sales slip or credit slip (other than to Green Tree) which is the subject of the transaction;

     (i) that the transaction was conducted by U.S. Remodelers in accordance with all applicable laws and regulations that pertain to the sale of Products by U.S. Remodelers;

     (j) there is no fact nor any claim of defense of any Accountholder that would impair the validity, enforceability, or collectability of the obligation of the Accountholder evidenced by the sales slip or the Account;

     (k) that U.S. Remodelers has full and complete title to the Products subject only to the rights of the Accountholder which exist by virtue of the Account;

     (1) that there have been no representations or warranties made to the Accountholder which are not contained in the sales slip other than U.S. Remodelers' standard warranties; and in the event U.S. Remodelers breaches a standard warranty, U.S. Remodelers will cure the breach within thirty (30) calendar days of notice of the breach;

     (m) U.S. Remodelers shall, within three (3) business days of its receipt, provide Green Tree with a copy of any written complaint from any customer relating to any sales slip, however, if U.S. Remodelers receives a warranty card it or a Dealer issued to an Accountholder within 59 days after completion of a Product installation, then U.S. Remodelers needs to notify Green Tree of the complaint, within 10 days of its receipt, if the complaint is not resolved to the Accountholders satisfaction;

     (n) U.S. Remodelers shall indemnify Green Tree and hold it harmless from and against all losses, cost, damage, and expense, including reasonable attorney's's fees, at any time incurred by Green Tree because of any violation of state or Federal law or regulation or other illegal or actionable conduct;
(i) resulting from acts or omissions by U.S. Remodelers, its employees, its agents or Dealers in connection with the sale of any Products, or (ii) resulting from the documents used in connection with the transaction, including but not limited to documents given to Accountholder pertaining to warranties, service agreements, credit disclosures, insurance, and sales, application and contracts forms, or (iii) resulting from any liability Green Tree incurs by reason of 12 Code of Federal Regulations Section 226.12 (c) of Regulation Z regarding the right of a cardholder to assert claims and defenses against card issuers. However, U.S. Remodelers liability for sufficiency of document contents does not apply to any document provided by Green Tree, but shall apply to any other failures or omissions by U.S. Remodelers or its agents related to any such document furnished by Green Tree, including, but not limited to U.S. Remodelers' failure in completing any such document, or properly delivering copies to Accountholders;

     (o) U.S. Remodelers owns the sales slip free from any claims, liens, security interest or other encumbrances:

     (p) the facts set forth in the sales slip, credit application, any appraisal submitted to value the real property ("Appraisal") which real property acts as security for a Secured Credit Account and any title report submitted in connection with the Account ("Title Report") are true and accurate in all material respects.

     Section 6.02 Program Covenants.  U.S. Remodelers covenants to do the
     ------------------------------
following during the term of this Agreement with respect to the operation of the
Program:

     (a) U.S. Remodelers shall cooperate with Green Tree promptly to resolve all disputes with Accountholders.

     (b) U.S. Remodelers shall not seek or obtain any special agreement or condition from, nor discriminate in any way against, any Accountholder with respect to the terms of any transaction.

     (c) U.S. Remodelers shall pay to Dealer, subject to prior receipt from Green Tree, the amount of each Purchase for which all of the proper supporting documentation has been provided less any applicable standard and promotional discounts and other amounts owed to U.S. Remodelers by Dealer. Funds due to Dealer for Purchases shall be forwarded from U.S. Remodelers to Dealer no later than seven (7) business days after Green Tree has forwarded funds to U.S. Remodelers.

     Section 6.03 General Representations and Warranties of U.S. Remodelers.
     ----------------------------------------------------------------------
U.S. Remodelers makes the following representations and warranties to Green Tree, each and all of which shall survive the execution and delivery of this Agreement, and each and all of which shall be deemed to be restated and remade on each day on which any Account is opened, any Purchase is presented for settlement pursuant to Section 4.05, or any action is taken with respect to the Program:

     (a) Corporate Existence.  U.S. Remodelers (i) is a corporation duly
         -------------------
organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) is duly qualified as a corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage, and operate its .properties, to lease the properties it operates under a lease, and to conduct its business as now conducted and hereafter contemplated to be conducted; (iv) has all necessary licenses, permits, consents, or approvals required for the conduct of its business; and (v) is in compliance with its certificate of incorporation and bylaws.

     (b) Corporate Power.  Authorization: Enforceable Obligation.  The
         -------------------------------------------------------
execution, delivery, and performance of this Agreement and all instruments and documents to be delivered by U.S. Remodelers hereunder: (i) are within U.S. Remodelers' corporate power; (ii) have been duly authorized by all necessary or proper corporate action, including the consent of shareholders where required;
(iii) do not and will not contravene any provisions of U.S. Remodelers' certificate of incorporation or bylaws; (iv) will not violate any law or regulation or any order or decree of any court or Governmental instrumentality;
(v) will not conflict with or result in the breach of, or constitute a default under any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which U.S. Remodelers is a party or by which U.S. Remodelers or any of its assets or property are bound; and (vi) do not require any filing or registration with, or the consent or approval of, any Governmental body, agency, authority, or any other person which has not been made or obtained previously, copies of which have been provided to Green Tree. The Agreement has been duly executed and delivered by U.S. Remodelers and constitutes a legal, valid, and binding obligation of U.S. Remodelers enforceable against U.S. Remodelers in accordance with it terms.

     Section 6.04 Program Covenants of Green Tree.  Green Tree covenants to
     --------------------------------------------
provide and maintain the Vision 21 System computer software required for the Program.

     Section 6.05 Representations and Warranties of Green Tree.  Green Tree
     ---------------------------------------------------------
makes the following representations and warranties to U.S. Remodelers, each and all of which shall be deemed to be made on each day on which Accounts are opened, Purchase documentation is received for settlement pursuant to Section 4.05, or any action is taken with respect to the Program on or after the Program commencement date established pursuant to Section 2.01:

     (a) Corporate Existence.  Green Tree (i) is a corporation duly organized,
         -------------------
validly existing and in good standing under the laws of the State of Delaware;
(ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage, and operate its properties, to lease the properties it operates under a lease, and to conduct its business as now conducted and hereafter contemplated to be conducted; and (iii) is in compliance with its articles of incorporation and bylaws.

     (b) Corporate Power.  Authorization: Enforceable Obligation.  The
         -------------------------------------------------------
execution, delivery, and performance of this Agreement and all instruments and documents to be delivered by Green

Tree hereunder, (i) are within Green Tree's corporate power, (ii) have been duly authorized by all necessary or proper corporate action, including the consent of shareholders where required; (iii) do not and will not contravene any provision of Green Tree's certificate of incorporation or bylaws; (iv) will not violate any law or regulation or an order or decree of any court or Governmental instrumentality; (v) will not conflict with or result in the breach of, or constitute a default under, any indenture, by which Green Tree or any of its property is bound; and (vi) do not require any filing or registration with or the consent or approval of any Governmental body, agency, authority, or any other person which has not been made or obtained previously. This Agreement has been duly executed and delivered by Green Tree, and constitutes the legal, valid, and binding obligation of Green Tree, enforceable against Green Tree in accordance with its terms.

     (c) Program Compliance.  Green Tree warrants to U.S. Remodelers that the
         ------------------
Program shall be administered and serviced in compliance with applicable state and federal laws.

SECTION 7. EVENTS OF DEFAULT; RIGHTS AND REMEDIES
-------------------------------------------------

     Section 7.01 Events of Default.  The occurrence of any one or more of the
     ------------------------------
following events shall constitute an "Event of Default" hereunder:

     (a) Either U.S. Remodelers or Green Tree shall fail to make any payment of any amount due pursuant to this Agreement when due and payable or declared due and payable, and the same shall remain unpaid for a period of fifteen (15) days;

     (b) Either U.S. Remodelers or Green Tree shall fail or neglect to perform, keep, or observe any term, provision, condition, commitment or covenant contained in this Agreement that is required to be performed, kept or observed by either party, and the same shall remain uncured for a period of thirty (30) days after the other party shall have given written notice thereof;

     (c) Any representation or warranty made or delivered by either U.S. Remodelers or Green Tree or any of its respective officers, employees, agents, or representatives shall not be true and correct in any material respect as of the date when made or reaffirmed;

     (d) U.S. Remodelers shall be acquired (whether by merger, consolidation, change of control, as defined below, or otherwise) by any person not an affiliate of U.S. Remodelers as of the date of execution of this Agreement, unless Green Tree consents to the acquisition in writing prior to the acquisition, which consent shall not be unreasonably withheld. For purposes of this section of "change of control" shall mean any sale of all or substantially all of the assets of an entity (whether in one or a series of transactions) or an entity is merged or consolidated into another corporation or the capital stock of an entity is transferred;

     (e) Either U.S. Remodelers or Green Tree shall (i) file a petition seeking relief pursuant to the Bankruptcy Code or any other applicable bankruptcy or other similar law; (ii) consent to the institution of proceedings pursuant thereto or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or sequestrate (or similar official) of either party of any substantial part of its properties; (iii) fail generally to pay its debts as such debts become due; or
(iv) take corporate action in furtherance of any such action;

     (f) A material adverse change shall occur in the operations, financial condition, business or prospects of U.S. Remodelers which has impaired or is reasonable likely to impair, the ongoing operation or continued viability of the Program, in each case, as determined by Green Tree, in its sole discretion.

     Section 7.02 Remedies.  If any Event of Default shall have occurred and be
     ---------------------
continuing the non-defaulting party shall have the right to terminate this Agreement in the manner specified in Section 8 hereof

SECTION 8. TERM/TERMINATION
---------------------------

     Section 8.01 Term.  This Agreement shall continue in full force and effect
     -----------------
until the sixty third month of the Program commencement date (established pursuant to Section 2.01); thereafter, this Agreement shall renew automatically for successive one year terms unless and until terminated by either U.S. Remodelers or Green Tree by written notice to the other party at least 180 days prior to the end of the original or any renewal term.

     Section 8.02 Termination for Cause.  If an Event of Default under Section
     ----------------------------------
7.01 shall occur, the non-defaulting party shall have the right immediately to
                                                                -----------
terminate this Agreement upon notice.

     Section 8.03 Effect of Termination.  Upon termination, all of the rights
     ----------------------------------
and obligation of the respective parties hereto shall cease; provided, however, that the following shall survive the termination of this Agreement: (i) U.S. Remodelers' obligation to reimburse Green Tree for amounts due to Green Tree in connection with the offering of special credit promotions and a grace period on Purchases pursuant to Section 2.03; (ii) Green Tree's Chargeback rights pursuant to Section 5; (iii) the obligations of the parties related to indemnification under Section 9. Upon termination, Green Tree shall cease to honor Purchases and will terminate all privileges related to the Credit Cards. Furthermore, upon termination U. S. Remodelers' right to Participation Fees under Section 2.09 (i) shall cease immediately and Green Tree shall not be required to pay any Participation Fees upon or any time after termination. Upon termination, U.S. Remodelers may purchase from Green Tree all Accounts then outstanding for cash in an amount equal to 102% of their unpaid principal balance plus all accrued and unpaid finance charges and other amounts owing, to Green Tree. Upon such payment, Green Tree will assign all such Accounts to U.S. Remodelers, or its assigns, without recourse or warranty.

SECTION 9. INDEMNIFICATION
--------------------------

     Section 9.01 By Green Tree.  Green Tree shall be liable to and shall
     --------------------------
indemnify and hold harmless U.S. Remodelers and its officers, directors and employees from and against any Losses, as defined below, arising out of the intentional or negligent act or omission of Green Tree in the performance of its duties and obligations under this Agreement or its failure to comply with the terms of this Agreement or any applicable laws or regulations applicable to it, including but not limited to a breach by Green Tree of the warranty contained in
Section 6.05 (c), Green Tree shall indemnify U.S. Remodelers for any Products offered or sold by Green Tree.

     Section 9.02 By U.S. Remodelers.  U.S. Remodelers shall be liable to and
     -------------------------------
shall indemnify and hold harmless Green Tree and its officers, directors and employees from and against any Losses, as defined below, arising out of the intentional or negligent act or omission of U.S. Remodelers in the performance of its duties or obligations under this Agreement or its failure to comply with the terms of this Agreement or any applicable laws or regulations, including without limitation Losses resulting from (i) acts or omissions in connection with the sale of any Products, (ii) the Program Documents and other documents used in connection with the transactions, including but not limited to documents given to any Accountholder pertaining to warranties or service agreements, U.S. Remodelers' liability for the Program Documents and other documents does not apply to any document provided by Green Tree, but shall apply to any failures or omissions by U.S. Remodelers or its officers, employees or agents related to any such document furnished by Green Tree, including, but not limited to, U.S. Remodelers' failure properly to complete any such document or deliver copies to Accountholders, (iii) the material inaccuracy or incompleteness of any information contained in any credit application of any Accountholder, or (iv) any liability Green Tree incurs by reason of 12 Code of Federal Regulations
Section 226.12 (c) of Regulation Z regarding the right of a cardholder to assert claims and defenses against card issuers, (v) the failure by U.S. Remodelers to provide Products to Accountholders in accordance with their terms, and (vi) any product liability or warranty claims in respect of such Products. U.S. Remodelers shall not indemnify Green Tree for any Losses that result from any products or services offered or sold by Green Tree.

     Section 9.03 General.  U.S. Remodelers and Green Tree shall promptly notify
     --------------------
the other of any claim, demand, suit or threat of suit of which it becomes aware (except with respect to a threat of suit either party might institute against the other) which may give rise to a right of indemnification pursuant to this Agreement. The indemnifying party will be entitled to participate in the settlement or defense thereof and, if the indemnifying party elects, to take over and control the settlement or defense thereof with counsel satisfactory to the indemnified party. In any case, the indemnifying party and the indemnified party shall cooperate (at no cost to the indemnified party) in the settlement or defense of any such claim, demand, suit or proceeding. For purposes of this
Section 9, the term "Losses" shall mean any losses, damages, costs and expenses, liabilities, settlements, including, without limitation, any attorneys' fees and disbursements and court costs reasonably incurred by Green Tree or U.S. Remodelers, as the case may be.

SECTION 10. MISCELLANEOUS
-------------------------

     Section 10.01 Independent Contractors.  In performing their respective
     -------------------------------------
responsibilities under this Agreement, Green Tree and U.S. Remodelers are independent contractors. This Agreement is not intended to create and shall not be construed to create, a relationship of partner or joint venture or an association for profit between Green Tree and U.S. Remodelers.

     Section 10.02 Financial Statements.  At least annually or more often if
     ----------------------------------
requested by Green Tree, U.S. Remodelers shall provide Green Tree with audited balance sheets and profit and loss statements and make available to Green Tree's representatives such other financial information as may be reasonably requested by Green Tree. U.S. Remodelers understands and agrees that Green Tree may verify any financial information provided by U.S. Remodelers and may, from time to time, seek credit and other information concerning U.S. Remodelers from others.

     Section 10.03 Assignment:  Delegation of Duties.  Without the express
     -----------------------------------------------
written consent of the other party, neither U.S. Remodelers nor Green Tree may assign this Agreement or delegate any of its duties hereunder except that (a) either U.S. Remodelers or Green Tree may delegate such duties to any party which is then a wholly owned subsidiary of the delegating party or a corporation under common control with the delegating party, (b) Green Tree may assign this Agreement to a wholly owned subsidiary, and (c) Green Tree may contract with a bank or other financial institution in structuring the Program and in connection with such contract may assign this Agreement or delegate duties to such financial institution to the extent Green Tree deems necessary or desirable.

     Section 10.04 Amendment.  Subject to the right of Green Tree to amend and
     -----------------------
supplement the operating procedures pursuant to Section 4.01 hereof, this Agreement may not be amended except by written instrument signed by both Green Tree and U.S. Remodelers.

     Section 10.05 Non-Waiver.  No delay by U.S. Remodelers or Green Tree hereto
     ------------------------
in exercising any of its rights hereunder or partial or single exercise of such rights, shall operate as a waiver of that or any other right. The exercise of one or more of U.S. Remodelers' or Green Tree's rights hereunder shall not be a waiver of, nor preclude the exercise of, any rights or remedies available to such party under this Agreement or in law or equity.

     Section 10.06 Severability.  If any provision of this Agreement is held to
     --------------------------
be invalid, void or unenforceable, all other provisions shall remain valid and be enforced and construed as if such invalid provision were never a part of this Agreement.

     Section 10.07 Governing Law.  This Agreement and all rights and obligations
     ---------------------------
hereunder shall be governed by and construed in accordance with the substantive laws of the State of Minnesota.

     Section 10.08 Entire Agreement.  This Agreement, including any addenda or
     ------------------------------
exhibits, constitutes the entire agreement between Green Tree and U.S. Remodelers with respect to the Program and any matters relating thereto and all prior agreements, negotiations and communications on such subject are hereby superseded.

     Section 10.09 Captions.  Cautions used in this Agreement are for convenient
     ----------------------
reference only and shall not be construed as limiting or defining the substantial content of this Agreement.

     Section 10.10 Use of U.S. Remodelers Name and Mark.  U.S. Remodelers hereby
     --------------------------------------------------
expressly gives Green Tree permission to use its name, logo, registered trademarks and service marks (if any) in connection with the operation of the Program.

     Section 10.11 Notices.  Except as otherwise provided in this Agreement, all
     ---------------------
notices, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by facsimile, other electronic means or nationally recognized overnight courier service addressed to the party to whom such notice or other communication is to be given or made at such party's address as set forth below, or to such other address as such party may designate in writing to the other party from time to time in accordance with the provisions hereof, and shall be deemed given when personally delivered, when sent electronically or one (1) business day after being sent by overnight courier.

To Green Tree:

     Green Tree Financial Corporation
     332 Minnesota Street, Suite 600
     St. Paul, Minnesota  55101
     Attention:  Bruce Crittenden
     Facsimile:  612.292.2470

     with copies to:

     Green Tree Financial Corporation
     1100 Landmark Towers
     345 Saint Peter Street
     St. Paul, Minnesota  55102
     Attention:  Joel Gottesman, Esq.
     Facsimile:  612.293.5746

     Green Tree Financial Corporation
     332 Minnesota Street, Suite 600
     St. Paul, Minnesota  55101
     Attention:  Don McConnell, Esq.
     Facsimile:  612.292.2470

     To U.S. Remodelers:

     U.S. Remodelers Incorporated
     1341 West Mockingbird Lane Suite 900E
     Dallas, Texas  75247-6913
     Attention:  Murray H. Gross
     Facsimile:  214.267.2014

     Section 10.12 Multiple Counterparts.  This Agreement may be executed in any
     -----------------------------------
number of multiple counterparts, all of which shall constitute but one and the same original.

     IN WITNESS WHEREOF, Green Tree and U.S. Remodelers have hereunto set their hands as of the date first written above.

GREEN TREE FINANCIAL                           U.S. REMODELERS INC.
   CORPORATION

By:_______________________                     By:  /s/ Murray H. Gross
                                                    -------------------
Its_______________________                     Its:  President
                                                     ---------